Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

TPI Composites, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share (1)	Other	3,899,903 (3)	$3.3425	$13,035,425.78	0.00014760	$1,924.03

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	700,829 (4)	3.3425	$2,342,520.93	—	—	S-3	333-263305	April 13, 2022	$834.84

	Total Offering Amounts (Newly Registered Securities)					$13,035,425.78		$1,924.03	—

	Total Offering Amounts (Carry Forward Securities)					$2,342,520.93		—

	Total Fees Previously Paid							—	—

	Total Fee Offsets							—	—

	Net Fee Due							$1,924.03	—

(1)

In the event of a stock split, reverse stock split, stock dividend or similar transaction involving the Registrant’s common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on January 11, 2024.

(3)

This registration statement registers the resale of (i) an aggregate of 700,829 unsold shares of common stock registered for sale by the selling stockholders (the “Secondary Unsold Shares”), registered under the registrant’s Registration Statement on Form S-3, dated April 13, 2022, File No. 333-263305, which shares remain unsold as of the date of this registration statement (the “Prior Registration Statement”), and (ii) 3,899,903 shares of common stock of the registrant held by the selling stockholders that are newly registered hereunder.

(4)

Pursuant to Rule 415(a)(6) of the Securities Act, the shares registered pursuant to this registration statement include, as of the date of filing of this registration statement, the Secondary Unsold Shares for which a filing fee of $834.84 was previously paid (based on fee rates previously in effect), registered for sale by the selling stockholder previously registered on the Prior Registration Statement. Such previously paid registration fees will continue to be applied to such unsold securities set forth in the preceding sentence. Pursuant to Rule 415(a)(6), the offering of the unsold shares registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If any of such unsold securities are sold pursuant to the Prior Registration Statement after the date of this filing, and prior to the date of effectiveness of this registration statement, the registrant will file a pre-effective amendment to this registration statement which will reduce the number of such unsold shares included on this registration statement and reduce the number of Secondary Unsold Shares to be registered hereby for sale by the selling stockholders by an amount equivalent to the amount of shares sold.